We consent to the incorporation of our report dated December 6, 1999, on the financial statements of Lexon, Inc. (the "Company") at December 31, 1998, included in the Company's Registration Statement on Form 10-SB (Amendment No.
2), into the Company's Registration Statement on Form S-8.

TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
February 28, 2000